      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 24, 1998
                                                       REGISTRATION NO. 333-

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                               ------------------------
                                       FORM S-3
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                              --------------------------
                            WELLPOINT HEALTH NETWORKS INC.
                (Exact name of Registrant as specified in its charter)

                              ---------------------------

             DELAWARE                                      95-4635504
   (State or other jurisdiction                         (I.R.S. Employer
 of incorporation or organization)                    Identification Number)
                                 21555 OXNARD STREET
                           WOODLAND HILLS, CALIFORNIA 91367
                 (Address of principal executive offices) (zip code)

                              ---------------------------

                                THOMAS C. GEISER, ESQ.
               Executive Vice President, General Counsel and Secretary
                            WELLPOINT HEALTH NETWORKS INC.
                21555 Oxnard Street, Woodland Hills, California 91367
                       (Name and address of agent for service)
                                    (818) 703-4000
            (Telephone number, including area code, of agent for service)

                                      Copies to:

                               William L. Hudson, Esq.
                             Gibson, Dunn & Crutcher LLP
                                One Montgomery Street
                               San Francisco, CA 94104
                                    (415) 393-8231

                               --------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
                               --------------------------

     If the only securities being registered on this form are offered pursuant to dividend or interest reinvestment plans, please check the following box / /
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. /X/
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.   / /
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.   / /
     If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.   / /

                               -----------------------
                           CALCULATION OF REGISTRATION FEE



----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
                     Title of Each Class of                              Amount               Proposed Maximum         Amount of
                   Securities to be Registered                           to be               Aggregate Offering      Registration
                                                                       Registered                Price (1)                Fee
----------------------------------------------------------------------------------------------------------------------------------
 Common Stock, par value $0.01 per share . . . . . . . . . . .         1,270,400                 $94,565,400          $27,897.00
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of computing the registration fee.
                             ---------------------


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                  SUBJECT TO COMPLETION, DATED NOVEMBER 24, 1998

PROSPECTUS

                            WELLPOINT HEALTH NETWORKS INC.

                                     COMMON STOCK

                                   1,270,400 Shares

            --------------------------------------------------------


     WellPoint is registering the offer and sale by the persons named in Annex 1 to this Prospectus (the "Selling Stockholders") of 1,270,400 shares of Common Stock (the "Shares"). The Shares have been previously issued to the Selling Stockholders. The registration of the Shares does not necessarily mean that any of the Shares will be offered or sold by the Selling Stockholders.

     The Selling Stockholders were issued the Shares as part of the consideration paid by WellPoint in its acquisition of Cerulean Companies, Inc. See "The Company--Recent Development." WellPoint will not receive any proceeds from the sale of the Shares by the Selling Stockholders but has agreed to bear certain expenses of registration of the Shares under federal and state securities laws, other than commissions and discounts of agents or broker-dealers and transfer taxes, if any.

     Our Common Stock is listed for trading on the New York Stock Exchange under the symbol "WLP." On November 23, 1998, the last reported sale price of our Common Stock on the New York Stock Exchange was $81 1/8 per share. Our executive offices are located at 21555 Oxnard Street, Woodland Hills, CA 91367, and our telephone number is (818) 703-4000.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

     The Selling Stockholders may from time to time offer and sell the Shares held by them directly or through agents or broker-dealers on terms to be determined at the time of sale. To the extent required, the names of any agent or broker-dealer and applicable commission or discounts and any other required information with respect to any particular offer will be set forth in an accompanying Prospectus Supplement. See "Plan of Distribution." Each Selling Stockholder reserves the right to accept or reject, in whole or in part, any proposed purchase of the Shares to be made directly or through agents.

     The Selling Stockholders and any agents or broker-dealers that participate with the Selling Stockholders in the distribution or the Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, and any commissions received by them and any profits on the resale of the Shares may be deemed to be underwriting commissions or discounts under that Act.

                            --------------------------------

                  The date of this Prospectus is November 24, 1998

                                  TABLE OF CONTENTS

          Documents Incorporated by Reference  . . . . . . . . .2
          Available Information  . . . . . . . . . . . . . . . .3
          The Company. . . . . . . . . . . . . . . . . . . . . .4
          Price Range of Common Stock. . . . . . . . . . . . . .6
          Use of Proceeds. . . . . . . . . . . . . . . . . . . .6
          Plan of Distribution . . . . . . . . . . . . . . . . .8
          Legal Matters. . . . . . . . . . . . . . . . . . . . .8
          Experts. . . . . . . . . . . . . . . . . . . . . . . .8

                                AVAILABLE INFORMATION

          WellPoint Health Networks Inc. ("WellPoint" or the "Company") has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Shares. This Prospectus, which is a part of the Registration Statement, does not contain all of the information set forth in, or annexed as exhibits to, the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. For further information with respect to WellPoint and the Shares, reference is hereby made to the Registration Statement and the related exhibits thereto. Statements contained or incorporated by reference in this Prospectus as to the contents of any contract or other document are not necessarily complete. In each instance, each statement is qualified in all respects by reference to the copy of such contract or other document filed as an exhibit to or incorporated by reference in the Registration Statement. Such information is available for inspection without charge at, and all copies can be obtained at prescribed rates from, the Public Reference Room of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. The public may obtain information on the operations of the Public Reference Room by calling the Commission at 1-800-SEC-0330.

     WellPoint is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy and information statements and other information with the Commission. Such reports, proxy and information statements and other information may be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices at: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Such material also may be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. Such reports, proxy and information statements and other information concerning WellPoint also can be inspected at the offices of the New York Stock Exchange located at 20 Broad Street, New York, New York 10005.

                         DOCUMENTS INCORPORATED BY REFERENCE

          The Commission allows WellPoint to "incorporate by reference" information into this Prospectus, which means that WellPoint can disclose important information to you by referring you to another document filed separately with the Commission by WellPoint. The information incorporated by reference is deemed to be part of this Prospectus, except for any information superseded by information in this Prospectus. This Prospectus incorporates by reference the documents set forth below that WellPoint has previously filed with the Commission. These documents contain important information about WellPoint and its finances.

          The following documents of the Company filed with the Commission are incorporated herein by reference:

          (i) Annual Report on Form 10-K (Commission File No. 001-13803) for the year ended December 31, 1997;

          (ii) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998;

          (iii) Current Reports on Form 8-K filed June 15, 1998, September 16, 1998 and October 13, 1998; and

          (iv) The description of the Common Stock contained in the Registration Statement on Form 8-B filed June 12, 1997.

          WellPoint is also incorporating by reference additional documents that WellPoint files with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this Prospectus and the termination of the offering of Shares.

          Any person receiving this Prospectus can obtain any of the documents incorporated by reference through WellPoint or the Commission. Documents incorporated by reference are available from WellPoint without charge excluding all exhibits, unless WellPoint specifically incorporates by reference an exhibit in this Prospectus. You may obtain documents incorporated by reference in this Prospectus by requesting them in writing or by telephone from: Investor Relations, WellPoint Health Networks Inc., 21555 Oxnard Street, Woodland Hills, CA 91367, Telephone (818) 703-4321.

                                     THE COMPANY

          WellPoint is one of the nation's largest publicly traded managed health care companies. As of September 30, 1998, WellPoint had approximately
6.8 million medical members and over 24 million specialty members. WellPoint offers a broad spectrum of quality, network-based managed care plans to the large and small employer, individual and senior markets. These managed care plans include health maintenance organizations ("HMOs"), preferred provider organizations ("PPOs"), point-of-service ("POS") plans, other hybrid plans and traditional indemnity plans. The Company also provides a broad array of specialty and other products, including pharmacy, dental, life insurance, preventive care, disability insurance, behavioral health, COBRA and flexible benefits account administration. In addition, the Company offers managed care services, including underwriting, actuarial services, network access, medical cost management, claims processing and administrative services, to employers on a fee basis.

          The Company's operations, with the exception of specialty products, are organized into two internal business units with a geographic focus. The Company markets its products in California under the name Blue Cross of California and outside of California under the name UNICARE. Historically, the Company's primary market for managed care products has been California. The Company holds the exclusive right in California to market its products under the Blue Cross name and mark. The Company is diversified in its California customer base, with extensive membership among small employer groups, individuals and large employer groups, and a growing presence in the Medicare and Medicaid markets.

          The Company is a corporation organized under the laws of Delaware. The Company's principal executive offices are located at 21555 Oxnard Street, Woodland Hills, California 91367 and its telephone number is (818) 703-4000.

          RECENT DEVELOPMENT. WellPoint has entered into an Agreement and Plan of Merger, dated as of July 9, 1998 (the "Merger Agreement"), with Cerulean Companies, Inc. ("Cerulean"). Upon completion of the merger, Cerulean will become a wholly owned subsidiary of WellPoint. Cerulean currently holds the exclusive license to use the Blue Cross and Blue Shield name in the state of Georgia. For a more complete description of the merger, please see WellPoint's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, which is incorporated by reference in this Prospectus.

                             PRICE RANGE OF COMMON STOCK

          The Company's Common Stock is traded on the New York Stock Exchange under the symbol "WLP." The following table sets forth for the periods indicated the high and low sale prices for the Common Stock. For periods prior to the consummation of the recapitalization and merger of the Company's former wholly owned subsidiary, WellPoint Health Networks Inc., a Delaware corporation ("Old WellPoint"), with and into the Company on May 20, 1996 (the "Recapitalization"), the information given below is with respect to Old WellPoint Class A Common Stock. In connection with the Recapitalization, Old WellPoint paid a special dividend of $10.00 per share to its stockholders of record as of May 15, 1996.


                                                                      HIGH            LOW
                                                                      ----            ---
PRE-RECAPITALIZATION:
Year Ended December 31, 1996
     First Quarter (Pro Forma) . . . . . . . . . . . . . . . . .      $39            $32 13/16
     Second Quarter (through May 20, 1996) (Pro Forma) . . . . .      39 15/16       36




                                       3

POST-RECAPITALIZATION:
     Second Quarter (May 21, 1996 to June 30, 1996). . . . . . .      39 1/8         31 1/8
     Third Quarter . . . . . . . . . . . . . . . . . . . . . . .      33 3/4         23 3/8
     Fourth Quarter. . . . . . . . . . . . . . . . . . . . . . .      35 1/2         28 1/4
Year Ended December 31, 1997
     First Quarter . . . . . . . . . . . . . . . . . . . . . . .      45 7/8         32 7/8
     Second Quarter. . . . . . . . . . . . . . . . . . . . . . .      51             37 3/4
     Third Quarter . . . . . . . . . . . . . . . . . . . . . . .      60 1/2         46 1/4
     Fourth Quarter. . . . . . . . . . . . . . . . . . . . . . .      58 13/16       38 13/16
Year Ended December 31, 1998
     First Quarter . . . . . . . . . . . . . . . . . . . . . . .      70 3/16        42 1/16
     Second Quarter. . . . . . . . . . . . . . . . . . . . . . .      74             61 3/8
     Third Quarter . . . . . . . . . . . . . . . . . . . . . . .      75             50 1/2
     Fourth Quarter (through November 23, 1998). . . . . . . . .      81 9/16        50 13/16


     The information shown above for the First Quarter and Second Quarter (through May 20, 1996) of 1996 is presented on a pro forma basis as if the two-for-three share exchange, and the $10 per share special dividend occurring in connection with the Recapitalization occurred on January 1, 1996. WellPoint did not pay any dividends on the Common Stock in 1996 or 1997, other than the payment of the $995.0 million special dividend in connection with the Recapitalization.

     On November 23, 1998, the closing price on the New York Stock Exchange for the Company's Common Stock was $81 1/8 per share. As of November 19, 1998, there were approximately 163 holders of record of the Common Stock.

                                   USE OF PROCEEDS

     WellPoint will not receive any proceeds from the sale by the Selling Stockholders of the Shares.

                                 SELLING STOCKHOLDERS

     The table attached hereto as Annex 1 to this Prospectus set forth, as of November 24, 1998, or a subsequent date if amended or supplemented, (a) the name of each Selling Stockholder and such Selling Stockholder's relationship to WellPoint during the last three years, (b) the number of shares of Common Stock each Selling Stockholder beneficially owned prior to this offering, (c) the number of shares of Common Stock offered pursuant to this Prospectus by each Selling Stockholder, and (d) the amount of the Common Stock that will be owned by each Selling Stockholder after completion of this offering (assuming all of the Shares are sold). The information contained in Annex 1 may be amended or supplemented from time to time.

                                 PLAN OF DISTRIBUTION

     The Company is registering the Shares on behalf of the Selling Stockholders. As used herein, "Selling Stockholders" includes donees and pledgees selling shares received from a named Selling Stockholder after the date of this Prospectus. All costs, expenses and fees in connection with the registration of the Shares offered hereby will be borne by the Company. Brokerage commissions and similar selling expenses, if any, attributable to the sale of Shares will be borne by the Selling Stockholders. Sales of Shares may be effected by a Selling Stockholder from time to time in one or more types of transactions (which may include block transactions) on the New York Stock Exchange ("NYSE"), in the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the Shares, through short sales of Shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers. The Selling Stockholders have advised the Company that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of Shares by the Selling Stockholders.

     The Selling Stockholders may effect such transactions by selling Shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of Shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

     The Selling Stockholders and any broker-dealers that act in connection with the sale of Shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the Shares sold by them while acting as principals may be deemed to be underwriting discounts or commissions under the Securities Act. The Company has agreed to indemnify each Selling Stockholder against certain liabilities, including liabilities arising under the Securities Act. The Selling Stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act.

     Because Selling Stockholders may be deemed to by "underwriters" within the meaning of Section 2(11) of the Securities Act, the Selling Stockholders will be subject to the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the NYSE pursuant to Rule 153 under the Securities Act. The Company has informed the Selling Stockholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

     Selling Stockholders also may resell all or a portion of the Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule.

     Upon the Company being notified by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this Prospectus will be filed, if required, pursuant to Rule 424(b) under the Act, disclosing (i) the name of each such Selling Stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus and (vi) other facts material to the transaction. In addition, upon the Company being notified by a Selling Stockholder that a donee or pledgee intends to sell more than 500 shares, a supplement to this Prospectus will be filed.

                                    LEGAL MATTERS

     The validity of the Common Stock to be offered hereby will be passed upon for the Company by Thomas C. Geiser, Esq., General Counsel to the Company.

                                       EXPERTS

     The consolidated financial statements of WellPoint as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, incorporated herein by reference, have been audited by PricewaterhouseCoopers LLP, independent auditors, as stated in their report thereon and are incorporated herein by reference in reliance upon the authority of such firm as experts in accounting and auditing.

                                               ANNEX 1


         Name of            Relationship to      Common Stock Beneficially        Common Stock          Common Stock Owned Upon
    Selling Stockholder        WellPoint        Owned Prior to Offering (1)      Offered Hereby     Completion of Offering (2) (3)
    -------------------     ---------------     ---------------------------      --------------     ------------------------------

 Georgia Strategic                None                   1,270,400               1,270,400                          0
 Healthcare, LLC





_____________________________
     (1) As of December __, 1998.
     (2) Assumes that all shares offered hereby are sold.
     (3) The amount listed represents less than one percent of the Common Stock outstanding.

                                       PART II
                        INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     All dollar amounts in the following table are estimates except the amount of the registration fee under the Securities Act of 1933:



 Securities and Exchange Commission filing fee. . . . . . . .    $27,897.00

 Accounting fees and expenses . . . . . . . . . . . . . . . .     10,000.00

 Legal fees and expenses. . . . . . . . . . . . . . . . . . .     10,000.00

 Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . .      2,103.00
                                                                 ----------

 Total. . . . . . . . . . . . . . . . . . . . . . . . . . . .    $50,000.00
                                                                 ----------
                                                                 ----------


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     WellPoint is a Delaware corporation. Section 145 of the General Corporation Law of the state of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

     WellPoint's Certificate of Incorporation provides that the liability of WellPoint's directors to WellPoint or WellPoint's stockholders for monetary damages for breach of fiduciary duty will be eliminated to the fullest extent permissible under Delaware law except for (i) breaches of duty of loyalty;
(ii) acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law; (iii) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (iv) transactions in which a director received an improper personal benefit.

     The effect of these provisions is to eliminate the rights of WellPoint and its stockholders (through stockholders' derivative suits on behalf of WellPoint) to recover monetary damages against a director for breach of fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior), except in certain limited situations. These provisions do not limit or eliminate the rights of WellPoint or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. These provisions will not alter the liability of directors under federal securities laws.

     WellPoint's bylaws provide that WellPoint will indemnify each present and former director and officer of WellPoint or a predecessor company and each of their respective subsidiaries, as such companies exist or have existed, and such agents of WellPoint as the Board of Directors shall determine, to the fullest extent provided by Delaware law.

     In addition, WellPoint has entered into indemnification agreements with its directors and certain officers that provide for the maximum indemnification permitted by law.

ITEM 16. EXHIBITS

Exhibit
Number                   Document Description
-------                  --------------------

2.1 Amended and Restated Recapitalization Agreement dated as of March 31, 1995 by and among the Registrant, Blue Cross of California, Western Health Partnerships and Western Foundation for Health Improvement, incorporated by reference to Exhibit 2.1 of the Registrant's Registration Statement on Form S-4 dated April 8, 1996
2.2 Purchase and Sale Agreement dated as of October 10, 1996 by and between the Registrant and John Hancock Mutual Life Insurance Company, incorporated by reference to Exhibit 2.1 of the Registrant's Current Report on Form 8-K dated October 9, 1996
2.3 Agreement and Plan of Reorganization dated as of July 22, 1997 by and among the Registrant, WellPoint Health Networks Inc., a California corporation ("WellPoint California"), and WLP Acquisition Corp., incorporated by reference to Exhibit 99.1 of the Registrant's Current Report on Form 8-K filed on August 5, 1997
2.4 Stock Purchase Agreement dated as of July 29, 1998 by and between the Registrant and Fremont Indemnity Company, incorporated by reference to Exhibit 2.1 of the Registrant's Current Report on Form 8-K filed on September 16, 1998
2.5 Agreement and Plan of Merger dated as of July 9, 1998 by and among the Registrant, Cerulean Companies, Inc. and Water Polo Acquisition
          Corp., incorporated by reference to Appendix A of the Registrant's Registration Statement on Form S-4, File No. 333-64955
4.1 Restated Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3.1 of Registrant's Current Report on Form 8-K filed on August 5, 1997
4.2 Bylaws of the Registrant, incorporated by reference to Appendix B to the Proxy Statement on Schedule 14A of WellPoint California, filed on May 8, 1997, File No. 333-03292-01
4.3 Specimen of Common Stock certificate of the Registrant, incorporated by reference to Exhibit 4.4 of Registrant's Registration Statement on Form 8-B, Registration No. 001-13083
5.1       Opinion of Thomas C. Geiser, Esq.
23.1*     Consent of PricewaterhouseCoopers L.L.P.
23.2      Consent of Thomas C. Geiser, Esq. (included in the Opinion filed as
          Exhibit 5.1)
24.1      Powers of Attorney (see signature page included in Registration
          Statement).
99.1* Form of Registration Rights Agreement by and between the Registrant and Georgia Strategic Healthcare, LLC.
------------------
* To be filed by amendment.

ITEM 17. UNDERTAKINGS

          The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that the undertakings set forth in paragraphs (1)(i) and
(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offerer therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in
Item 15 or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

          The Company hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering hereof.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, California, on the 24th day of November, 1998.

                                        WELLPOINT HEALTH NETWORKS INC.


                                        By:   /s/ Leonard D. Schaeffer
                                             -------------------------------
                                             Leonard D. Schaeffer
                                             Chairman of the Board and
                                             Chief Executive Officer

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Leonard D. Schaeffer and Thomas C. Geiser, and each of one of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that each of said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute an instrument.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 24th day of November, 1998.


          SIGNATURE                          TITLE
          ---------                          -----
   /s/ Leonard D. Schaeffer         Chairman of the Board and Chief Executive
   --------------------------       Officer (Principal Executive Officer)
         Leonard D. Schaeffer

   /s/ David C. Colby               Executive Vice President and Chief Financial
   --------------------------       Officer (Principal Financial Officer)
         David C. Colby

   /s/ S. Louise McCrary            Senior Vice President, Chief Accounting
   --------------------------       Officer and Controller (Principal Accounting
         S. Louise McCrary          Officer)

   /s/ David R. Banks               Director
   --------------------------
         David R. Banks

   /s/ W. Toliver Besson            Director
   --------------------------
         W. Toliver Besson

   /s/ Roger E. Birk                Director
   --------------------------
         Roger E. Birk

   /s/ Sheila P. Burke                   Director
   --------------------------
         Sheila P. Burke

   /s/ Stephen L. Davenport              Director
   --------------------------
         Stephen L. Davenport

   /s/ Julie A. Hill                     Director
   --------------------------
         Julie A. Hill

   /s/ Elizabeth A. Sanders              Director
   --------------------------
         Elizabeth A. Sanders